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                                                                   EXHIBIT 23(c)


                      CONSENT OF PRICEWATERHOUSECOOPERS LLP


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 7, 2000, except as to the second paragraph of Note 21, for which the date is June 30, 2000, relating to the financial statements, which appears as Exhibit 99.1 in Resource Bancshares Mortgage Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.


/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSE COOPERS LLP


Columbia, South Carolina
June 25, 2001



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